UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2017

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 Sierra Point Parkway

Suite 500

Brisbane, California 94005

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2017, in connection with the expected issuance of the final order and judgement (the “Final Order”) by the Delaware Court of Chancery (the “Court”) with respect to the Verified Complaint Pursuant to Section 225 of the Delaware General Corporation Law (the “DGCL”) and for Specific Performance, captioned Sarissa Capital Domestic Fund LP, et al. v. Innoviva, Inc. (“Innoviva”), C.A. No. 2017-0309-JRS (the “Specific Performance Litigation”), pursuant to resolutions approved by the Board of Directors of Innoviva (the “Board”), the total number of directors constituting the Board was increased from six (6) to eight (8) directors in accordance with Section 3.2 of Innoviva’s Amended and Restated Bylaws, and George W. Bickerstaff, III and Odysseas Kostas, M.D. were appointed as directors to serve until Innoviva’s 2018 annual meeting of stockholders or until their respective successors have been duly elected and qualified. On December 19, 2017, Innoviva issued a press release announcing the implementation of the Final Order and the appointment of Mr. Bickerstaff and Dr. Kostas as directors.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to Innoviva’s non-employee director compensation program, upon their respective appointment, each of Mr. Bickerstaff and Dr. Kostas received (i) a restricted stock unit award covering 9,071 shares of Innoviva common stock (the “Initial RSU”) and (ii) a restricted stock unit award covering 5,442 shares of Innoviva common stock (the “Pro Rata RSU”). The Initial RSU vests in two equal annual installments and the Pro Rata RSU vests in a single installment at the earlier of the next annual meeting of stockholders or one-year grant anniversary, in each case subject to the respective director’s continuous service through the applicable vesting date, except that in the event of the respective director’s death or disability or in the event of a change of control prior to their termination of services, the Initial RSU and the Pro Rata RSU will immediately vest in full. Each of Mr. Bickerstaff and Dr. Kostas will also receive an annual cash retainer of $50,000 for his role as a Board member.

Each of Mr. Bickerstaff and Dr. Kostas have entered into an indemnification agreement with Innoviva requiring Innoviva to indemnify him to the fullest extent permitted under Delaware law with respect to his services as a director.  The indemnification agreement is in the form entered into with Innoviva’s other directors and executive officers.  This form of indemnification agreement is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

The Board has determined that each of Mr. Bickerstaff and Dr. Kostas qualifies as an independent director of the Board under the applicable independence rules of (A) the Securities and Exchange Commission and (B) the Nasdaq Global Select Market listing standards.  Additionally, there are no transactions involving Mr. Bickerstaff or Dr. Kostas that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01  Regulation FD Disclosure.

Following the entry of the Final Order, the complaint filed by Sarissa Capital Domestic Fund LP and certain of its affiliates under Section 220 of the DGCL, captioned Sarissa Capital Domestic Fund LP v. Innoviva, Inc., C.A. No. 2017-0216-JRS, will be dismissed with prejudice.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Innoviva, Inc., dated December 19, 2017.

99.2

Form of Indemnification Agreement between Innoviva, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.11 to Innoviva Inc.’s Registration Statement on Form S-1 (SEC File No. 333-116384)) filed with the SEC on June 10, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: December 19, 2017	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer

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